Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 27, 2004, accompanying the consolidated financial statements and schedule of The Coast Distribution System, Inc. and Subsidiaries (the Company) included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said report in the Company’s Registration Statements on Forms S-8 (File Nos. 33-10769, 33-15322, 33-18696, 33-64582, 333-55933, 333-55941 and 333-52876).

/s/ Grant Thornton LLP

San Jose, California

March 29, 2004